EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Agency Corp., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitute and appoint John R. Erickson, Richard E. Konzmann, Samuel A. Flax and Cydonii V. Fairfax and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Corporation's Annual Report on Form 10-K for fiscal year 2011, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his hand and seal, as of the date specified.

AMERICAN CAPITAL AGENCY CORP.
Dated: February 6, 2012	/s/ MALON WILKUS
Malon Wilkus
Chair and Chief Executive Officer

/s/ MALON WILKUS	Director, Chair and Chief	February 6, 2012
Malon Wilkus	Executive Officer (Principal Executive Officer)

/s/ JOHN R. ERICKSON	Executive Vice President and Chief	February 6, 2012
John R. Erickson	Financial Officer (Principal Financial and
Accounting Officer)

/s/ ROBERT M. COUCH	Director	February 8, 2012
Robert M. Couch

/s/ MORRIS A. DAVIS	Director	February 6, 2012
Morris A. Davis

/s/ RANDOLPH E. DOBBS	Director	February 6, 2012
Randolph E. Dobbs

/s/ SAMUEL A. FLAX	Director	February 6, 2012
Samuel A. Flax

/s/ LARRY K. HARVEY	Director	February 6, 2012
Larry K. Harvey

/s/ ALVIN N. PURYEAR	Director	February 6, 2012
Alvin N. Puryear